EXHIBIT 2



               Financial Statements of National Pools Corporation
                as of December 31, 1996 and for the three months
                             and the year then ended

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

                           National Pools Corporation
                                  Balance Sheet
                             As of December 31, 1996
                                   (Unaudited)

                                                                                        December 31,
                                                                                            1996
                                                                                         (Unaudited)
                                                                                 ---------------------------

CURRENT ASSETS
Current Assets
  Cash                                                                           $                    1,342
  Accounts Receivable                                                                                 1,000
  Employee Advances                                                                                  33,550
                                                                                 ---------------------------
     Total Current Assets                                                                            35,893
Fixed Assets
  Office Equipment                                                                                   89,090
  Accumulated Depreciation - Office Equipment                                                       (43,858)
                                                                                 ---------------------------
     Total Fixed Assets, net                                                                         45,232
Intangible Assets
 Software                                                                                           200,036
 Accumulated Amortization                                                                          (161,792)
     Total Intangible Assets, net                                                                    38,244
Other Assets                                                                                          5,456
    TOTAL ASSETS                                                                 $                  124,824
                                                                                 ===========================
LIABILITIES
Current Liabilities
  Accounts Payable                                                               $                  641,538
  Loans Payable                                                                                     121,398
  Accrued Interest Payable ST                                                                       285,986
  Payroll Payable                                                                                   232,788
  Payroll Taxes Payable                                                                              13,291
  Working Capital Loan Payable                                                                      822,930
                                                                                 ---------------------------
    TOTAL LIABILITIES                                                                             2,117,931
STOCKHOLDERS' DEFICIENCY
Capital
  Common Stock                                                                                      991,764
  Accumulated Deficiency                                                                         (2,984,878)
    TOTAL STOCKHOLDERS' DEFICIENCY                                                               (1,993,106)
                                                                                 ---------------------------
    TOTAL LIABILITIES AND EQUITY                                                 $               124,824.47
                                                                                 ===========================

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

                           National Pools Corporation
                                Income Statement
                       For the three months and year ended
                                December 31, 1996
                                   (Unaudited)

                                                                    Three Months                       Year
                                                                        Ended                          Ended
                                                           -----------------------------  ------------------------------
                                                                 December 31, 1996               December 31, 1996
                                                                    (Unaudited)                     (Unaudited)
                                                           -----------------------------  ------------------------------

Operating Expenses                                         $                     103,569  $                     452,861
                                                           -----------------------------  ------------------------------
  Net loss from Operations                                                      (103,569)                      (452,861)
                                                           ------------------------------ ------------------------------
Other Income and (Expense):
  Interest Expense:
    Discounts on Convertible Debt                                                      -                              -
    Other Interest Expense                                                       (36,315)                      (130,018)
                                                           ------------------------------ ------------------------------
      Total Interest Expense                                                     (36,315)                      (130,018)
                                                           ------------------------------ ------------------------------
      Total Other Income and (Expense)                                           (36,315)                      (130,018)
                                                           ------------------------------ ------------------------------
Net loss                                                   $                    (139,884) $                    (582,879)
                                                           ============================== ==============================

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